----------------------------------------
EXHIBIT 3.1
----------------------------------------




                            CERTIFICATE OF AMENDMENT
                             OF AMENDED AND RESTATED
                                 CERTIFICATE OF
                          INCORPORATION OF AIR-Q WI-FI
                                   CORPORATION



Air-Q Wi-Fi Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: that, by a Unanimous Written Consent of the Board of Directors of Air-Q Wi-Fi Corporation (the "Corporation"), resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and requesting the shareholders of the Corporation to consider and approve same. The resolution setting forth the proposed amendment states as follows:

         RESOLVED, that Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Article I thereof so that, as amended, such Article 1 shall be and read as follows:

                                    ARTICLE 1

               The name of the Corporation is AirRover Wi-Fi Corp.

SECOND: that, thereafter, shareholders of the Corporation owning 53.99% of the outstanding capital stock of the Corporation voted for such amendment to Article 1 at a validly called special meeting of shareholders.

THIRD: that such amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Air-Q Wi-Fi Corporation has caused this Certificate of Amendment to be signed by David Loflin, its President, on this 24th day of May, 2004.



                                                       AIR-Q WI-FI CORPORATION
                                                       a Delaware corporation



                                                       By:/s/ DAVID LOFLIN
                                                          ----------------------
                                                          David Loflin
                                                          President